Exhibit 10.5

LIMITED PARTNERSHIP AGREEMENT

OF

IIP-CA 2 LP

This LIMITED PARTNERSHIP AGREEMENT (as amended from time to time, this “Agreement”) of IIP-CA 2 LP, a Delaware limited partnership (the “Partnership”), is entered into as of March 11, 2019, by and between IIP-GP LLC, a Delaware limited liability company, as the initial general partner (in such capacity, the “General Partner”), and IIP Operating Partnership, LP, a Delaware limited partnership, as limited partner (the “Limited Partner”).

RECITALS

WHEREAS, the General Partner and the Limited Partner have formed a limited partnership pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.), as amended from time to time (the “Act”); and

WHEREAS, the General Partner and the Limited Partner desire to enter into this Agreement to provide for the Partnership’s management and to provide for certain other matters, all as permitted under the Act.

NOW, THEREFORE, in consideration of the covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Formation. Upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware as required by the Act, the Partnership was formed as a limited partnership under the Act for the purposes and upon the terms and conditions hereinafter set forth.

2.                  Name. The name of the limited partnership formed hereby is “IIP-CA 2 LP”.

3.                  Purpose. The purpose of the Partnership is to engage in any and all lawful businesses, purposes or activities and exercise any powers in which a limited partnership may be engaged under applicable law (including, without limitation, the Act).

4.                  Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

5.                  Registered Agent. The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

6.                  Partners. The names and the business, residence or mailing addresses of the General Partner and the Limited Partner are as follows:

General Partner

IIP-GP LLC

11440 West Bernardo Court, Suite 220

San Diego, California 92127

Limited Partner

IIP Operating Partnership, LP

11440 West Bernardo Court, Suite 220

San Diego, California 92127

7.                  Addition, Substitution and Removal of General Partners. The party serving as General Partner shall serve in such capacity at the pleasure of the Limited Partner, and the Limited Partner in its sole and absolute discretion may at any time and from time to time designate one or more new or additional general partners of the Partnership, replace the General Partner with a substitute general partner of the Partnership, and/or otherwise remove any General Partner from the Partnership. Each person or entity designated by the Limited Partner to serve as a general partner of the Partnership shall be referred to as the “General Partner” hereunder for so long as such person or entity serves in such capacity. Any party so designated as an additional or substitute General Partner shall become a party to this Agreement upon its execution of a counterpart signature page or joinder to this Agreement in any form approved by the Limited Partner, as evidenced by the Limited Partner’s written approval thereof, and any additional, substitute or replacement General Partner shall continue the activities of the Partnership without dissolution of the Partnership. Any removal, substitution or replacement of a General Partner by the Limited Partner shall be evidenced by the Limited Partner in writing, and following its removal, substitution or replacement, the prior General Partner shall have no rights or interests of any kind in respect of the Partnership. In connection with any addition, removal, substitution or replacement of any general partner(s) of the Partnership, the partners of the Partnership will cause all necessary filings to be made with the Secretary of State of the State of Delaware.

8.                  Dissolution. The Partnership shall dissolve, and its affairs shall be wound up, at such time as (a) the partners of the Partnership unanimously approve in writing, (b) an event of withdrawal of a general partner has occurred under the Act, (c) there are no limited partners of the Partnership unless the Partnership is continued in accordance with the Act, or (d) an entry of a decree of judicial dissolution has occurred under Section 17-802 of the Act; provided, however, the Partnership shall not be dissolved and required to be wound up upon an event of withdrawal of a general partner described in Section 8(b) if (i) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership who is hereby authorized to and does carry on the business of the Partnership, or (ii) within 90 days after the occurrence of such event, a majority of the limited partners of the Partnership agree in writing or vote to continue the business of the Partnership and to the appointment, effective as of the date of such event, if required, of one or more additional general partners of the Partnership.

9.                  Capital Contributions. The Limited Partner and General Partner have made capital contributions to the Partnership as set forth in the books and records of the Partnership.

10.              Additional Contributions. The partners of the Partnership shall make additional capital contributions to the Partnership only at such times and upon such terms and conditions as may be mutually agreed by all partners, each acting in its sole and absolute discretion.

11.              Allocations of Profit and Losses. The Partnership’s profits and losses shall be allocated in proportion to the capital contributions of the partners of the Partnership.

12.              Capital Accounts. A capital account shall be maintained for each partner of the Partnership in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv).

13.              Distributions. At any time determined by the General Partner, the General Partner may cause the Partnership to distribute any cash held by it to the partners of the Partnership that is not reasonably necessary for the operation of the Partnership. Such distributions shall be made to the partners in proportion to their then current positive capital account balances. Notwithstanding anything to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to any partner on account of its interest in the Partnership if such distribution would violate the Act or other applicable law.

14.              Management of Partnership. Subject to Section 7, the General Partner shall have exclusive control over the business of the Partnership and shall have all rights, powers and authority generally conferred by law or necessary, advisable or consistent in connection therewith. The General Partner may, in its discretion, appoint such officers of the Partnership as the General Partner may deem necessary or advisable to manage the day-to-day business affairs of the Partnership (the “Officers”). The Officers shall serve at the pleasure of the General Partner. To the extent delegated by the General Partner, the Officers shall have the authority to act on behalf of, bind and execute and deliver documents in the name and on behalf of the Partnership. No such delegation shall cause the General Partner to cease to be a partner of the Partnership. Such Officers shall have such authority and responsibility as is generally attributable to the holders of such offices in corporations incorporated under the laws of Delaware. The Limited Partner shall have no right to participate in or vote upon any Partnership matters except as specifically provided by this Agreement or required by any mandatory provision of the Act. Notwithstanding any other provision of this Agreement, the General Partner has the authority to bind the Partnership and is authorized to execute and deliver any document on behalf of the Partnership without any vote or consent of any other partner or other person or entity.

15.              Transfer or Pledge. A partner’s interest in the Partnership shall not be assigned, pledged, sold or otherwise transferred, in whole or in part, without the prior written consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion. No assignee of a partner’s interest in the Partnership shall be admitted into the Partnership as a substituted partner without: (a) the prior written consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion; and (b) such assignee executing a counterpart to this Agreement.

16.              Withdrawal. No partner of the Partnership may withdraw from the Partnership without the consent of the General Partner.

17.	Additional Limited Partners.

(a)      Additional limited partners may be admitted to the Partnership only with the unanimous written consent of the existing partners of the Partnership.

(b)      After the admission of any additional limited partners pursuant to this Section 17, the Partnership shall continue as a limited partnership under the Act without dissolution.

(c)      The admission of additional limited partners to the Partnership pursuant to this Section 17 shall be accomplished by the execution of a counterpart signature page or joinder to this Agreement executed by such additional limited partner and if necessary the amendment of this Agreement and any other actions as may be required by the Act.

17.              Governing Law. This Agreement, and all rights and remedies in connection therewith, shall be governed by, and construed under, the laws of the State of Delaware, without regard to otherwise governing principles of conflicts of law or choice of laws.

18.              Amendments. This Agreement may be amended or modified from time to time only by a written instrument executed by the General Partner.

19.              Indemnification. The Partnership shall indemnify and hold harmless the partners to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts (collectively, “Costs”) arising from any and all claims, demands, actions, suits, or proceedings (civil, criminal, administrative, or investigative) (collectively, “Actions”) in which any partner may be involved, or threatened to be involved as a party or otherwise, relating to the performance or nonperformance of any act concerning the activities of the Partnership. In addition, to the extent permitted by law, the General Partner may cause the Partnership to indemnify and hold harmless any officers of the Partnership from and against any and all Costs arising from any or all actions arising in connection with the business of the Partnership or by virtue of such person’s capacity as an agent of the Partnership. The rights of indemnification contained in this Section 19 shall be cumulative of, and in addition to, any and all rights, remedies and recourse to which any indemnified party shall be entitled, whether pursuant to the provisions of this Agreement, at law or in equity. All rights to indemnification hereunder shall survive the dissolution of the Partnership and the death, retirement, incompetency, insolvency or bankruptcy of any partner.

20.              Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement, binding on all parties hereto.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto, intending to be bound hereby, have duly executed this Agreement as of the date first set forth above.

GENERAL PARTNER

IIP-GP LLC

By:	/s/ Brian Wolfe
Name:	Brian Wolfe
Title:	Vice President, General Counsel and Secretary

LIMITED PARTNER

IIP OPERATING PARTNERSHIP, LP

By:	/s/ Brian Wolfe
Name:	Brian Wolfe
Title:	Vice President, General Counsel and Secretary

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